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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 19, 2000


                            THE SEAGRAM COMPANY LTD.
         ---------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Canada                                       1-2275                               None
   ----------------------                       ---------------------                     --------
(STATE OR OTHER JURISDICTION                         (COMMISSION                        (IRS EMPLOYER
      OF INCORPORATION)                              FILE NUMBER)                     IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
              ----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 987-5200
                                 --------------
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Item 5.           Other Events.


On December 19, 2000 Vivendi Universal (the "Company"), the parent company of The Seagram Company Ltd. ("Seagram"), announced that it has entered into an agreement for the sale of Seagram's spirits and wine business to Diageo and Pernod Ricard for $8.150 billion, subject to regulatory approvals.

Net proceeds after taxes are expected to be approximately $7.7 billion. This is $1.3 billion over and above the objective the Company had set to wipe out Seagram's net debt of $6.4 billion (as of September 30, 2000), excluding ACES (Adjustable Conversion-rate Equity Security units) of which the dilutive impact had already been taken into account.

This agreement follows the completion of the combination of Seagram with Vivendi and CANAL+ which was consummated on December 8, 2000 and created Vivendi Universal.


Item 7.           Financial Statements and Exhibits.

         (c) Exhibits

              (99)                  Press Release dated December 19, 2000

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       THE SEAGRAM COMPANY LTD.
                                       (Registrant)



Date: December 21, 2000
                                       By:/s/Daniel R. Paladino
                                          --------------------------
                                             Daniel R. Paladino
                                             Executive Vice President- Legal
                                                & Environmental Affairs

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                                  EXHIBIT INDEX

Exhibit
Number                   Description of Exhibit
------                   ----------------------

 (99)              Press Release dated December 19, 2000


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